EXHIBIT 99.2

Explanation of Responses:

(1)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) held by the following entities:  16,657,380 shares held by Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”); 11,279,485 shares held by Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”); 1,970,305 shares held by Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); 11,546,213 shares held by THL Equity Fund VI Investors (VNU), L.P.; 120,611 shares held by THL Equity Fund VI Investors (VNU) II, L.P.; 177,329 shares held by THL Equity Fund VI Investors (VNU) III, L.P.; 622,247 shares held by THL Equity Fund VI Investors (VNU) IV, LLC; 30,558 shares held by THL Coinvestment Partners, L.P.; 85,018 shares held by Putnam Investments Holdings, LLC; and 84,978 shares held by Putnam Investments Employees’ Securities Company III LLC.

The reporting person is the general partner of THL Advisors (Alternative) VI, L.P. (“Advisors VI”), which in turn is the general partner of each of Alternative Fund VI, Alternative Parallel VI, Alternative DT VI, THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P. and THL Equity Fund VI Investors (VNU) III, L.P. and the managing member of THL Equity Fund VI Investors (VNU) IV, LLC.  THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC and Putnam Investments Employees’ Securities Company III LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund VI on a pro rata basis.

(2)
Represents shares of the Issuer held through Valcon Acquisition Holding (Luxembourg) S.à r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”) held by the following entities:  10,175,772 shares held by Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”); 2,640,204 shares held by Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”); 140,209 shares held by Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”); 197,215 shares held by Thomas H. Lee Investors Limited Partnership; 80,553 shares held by Putnam Investments Holdings, LLC; 69,166 shares held by Putnam Investments Employees’ Securities Company I LLC; and 61,747 shares held by Putnam Investments Employees’ Securities Company II LLC.

Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of THL Advisors (Alternative) V, L.P. (“Advisors V”), which in turn is the general partner of each of Alternative Fund V, Alternative Parallel V, and Alternative Cayman V.  THL Coinvestment Partners, L.P, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC and Putnam Investments Employees’ Securities Company II LLC are each contractually obligated to coinvest (and dispose of securities) alongside Alternative Fund V on a pro rata basis.  The reporting person is also a vice president of THL Investment Management Corp., which is the general partner of.  Therefore, the reporting person may be deemed to beneficially own the shares of the Issuer owned directly by each of these entities.

(3)
The reporting person disclaims beneficial ownership of all such shares, and this report shall not be deemed an admission that the reporting person is the beneficial owner of the securities for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein.